HILLS BANCORPORATION

                                 131 Main Street

                                Hills, Iowa 52235

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on April 21, 2003

This Proxy Statement is furnished to shareholders of Hills Bancorporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held April 21, 2003, and any adjournments thereof. This Proxy Statement and form of Proxy enclosed herewith are first sent to the shareholders of the Company entitled thereto on or about March 24, 2003.

If the accompanying Proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein. Election of any nominee as a director requires a majority of the votes cast by the shares entitled to vote at a meeting at which a quorum is present.

Only shareholders of record at the close of business on March 17, 2003, are entitled to notice of and to vote at the meeting. There were 1,501,054 shares of Common Stock of the Company outstanding at the close of business on that date, all of which will be entitled to vote. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the meeting. Holders of the shares of Common Stock are entitled to one vote per share standing in their names on the record date on all matters. Shareholders do not have cumulative voting rights. If the holder of shares abstains from voting on any matter, or if shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the meeting and will not affect the outcome of any matter.

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the meeting if shareholders who do not expect to attend in person will return signed proxies promptly whether they own a few or many shares.

A shareholder may revoke his or her Proxy at any time prior to the voting thereof by filing with the Secretary of the Company at the Company's principal office at 131 Main Street, Hills, Iowa 52235, a written revocation or a duly executed Proxy bearing a later date. A shareholder may also withdraw the Proxy at the meeting at any time before it is exercised.

            INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

The Company has ten directors with staggered terms of office. Four directors are to be elected at the 2003 Annual Meeting of shareholders to serve for a three-year term. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director, if elected. However, in case any nominee should become unavailable for election, the proxy will be voted for such substitute, if any, as the Board of Directors may designate.

Each director of the Company also serves as a director of the Company's wholly-owned subsidiary which is a commercial bank. The commercial bank is Hills Bank and Trust Company (the "Bank"). The Company anticipates that, following the election of the nominees set forth below, all directors of the Company will continue to serve as directors of the Bank, being elected to such positions by the vote of the Company as the sole shareholder of the Bank.

Set forth below are the names of the four persons nominated by the Board of Directors for election as directors at the 2003 Annual Meeting along with certain other information concerning such persons.

Name and Year                                                  Positions &              Principal Occupation or
First Became                                                   Offices Held                Employment During
a Director                                  Age                With Company               the Past Five Years
-----------------------------------------------------------------------------------------------------------------------
Directors Serving Until the
  2006 Annual Meeting

Willis M. Bywater                          64                  Director &             Executive officer and
1984-Company                                                   Vice President         shareholder of Economy
1979-Bank                                                                             Advertising Company
                                                                                      (commercial printing
                                                                                      and sales of advertising
                                                                                      specialties)

Thomas J. Gill, D.D.S.                     56                  Director               Dentist - Private Practice
1993-Company
1993-Bank

Donald H. Gringer                          68                  Director               Executive officer and
1988-Company                                                                          shareholder of Gringer Feed
1988-Bank                                                                             and Grain (grain elevator)

Dwight O. Seegmiller                       50                  Director &             President of the Company
1986-Company                                                   President              and the Bank
1986-Bank

INFORMATION CONCERNING DIRECTORS OTHER THAN NOMINEES

The following table sets forth certain information with respect to directors of the Company who will continue to serve subsequent to the 2003 Annual Meeting and who are not nominees for election at the 2003 Annual Meeting.

Name and Year                                                  Positions &               Principal Occupation or
First Became                                                   Offices Held                 Employment During
a Director                                  Age                With Company                the Past Five Years
-------------------------------------------------------------------------------------------------------------------
Directors Serving Until the
  2004 Annual Meeting

Michael E. Hodge                           49                  Director               President and shareholder
2000-Company                                                                          of Hodge Construction
2000-Bank                                                                             Company

Richard W. Oberman                         67                  Director               President,
1984-Company                                                                          Oberman Farms, Inc.
1980-Bank

Sheldon E. Yoder, D.V.M.                   50                  Director               President
1997-Company                                                                          and shareholder of
1997-Bank                                                                             Kalona Veterinary Clinic

Directors Serving Until the 2005 Annual Meeting

Theodore H. Pacha                          54                  Director               President and owner of THEO
1990-Company                                                                          Resources (Business Investment
1990-Bank                                                                             and Consulting), May, 1999 to
                                                                                      present; previously executive
                                                                                      officer and owner of
                                                                                      Hawkeye Medical Supply,
                                                                                      Inc. (medical supplies)

Ann Marie Rhodes                           49                  Director               The University of Iowa -
1993-Company                                                                          Assistant to the Vice President
1993-Bank                                                                             for Health Affairs and HIPAA
                                                                                      Privacy Officer, July 2002 to
                                                                                      present; Associate Counsel,
                                                                                      July 2000 to June 2002;
                                                                                      previously Vice President
                                                                                      for University Relations

Ronald E. Stutsman                         63                  Director               Executive officer and
1984-Company                                                                          shareholder of Eldon C.
1981-Bank                                                                             Stutsman, Inc. (fertilizer plant)

None of the nominees or directors serves as a director of another company whose securities are registered under the Securities Exchange Act of 1934 or a company registered under the Investment Company Act of 1940.

                 INFORMATION CONCERNING THE BOARDS OF DIRECTORS

Board of Directors of Company

The Board of Directors of the Company meets on a regularly scheduled basis. During 2002, the Board of Directors of the Company held an annual meeting and twelve regular meetings. The Board of Directors of the Company has not established any standing executive, nominating or compensation committees or committees performing similar functions. During 2002, all directors of the Company attended at least seventy-five percent of the total number of meetings of the Board. Directors are compensated for attending meetings of the Board of Directors of the Company at the rate of $200 per meeting.

The Board of Directors of the Company has established a committee (the "Audit Committee") consisting of four non-employee directors. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors and reviews with the independent auditors the scope and results of the audits, the internal accounting controls and the professional services furnished by the independent auditors. The Board of Directors has adopted a written charter for the Audit committee. All four members of the Audit Committee are "independent" as defined under the rules of the Nasdaq Stock Market. The Audit Committee met one time in 2002. All members of the Audit Committee attended the meeting of the Audit Committee held in 2002. Audit committee members are compensated by the Bank.

The Board of Directors of the Company has established a committee (the "Incentive Stock Committee") consisting of the nine non-employee directors (all directors but Mr. Seegmiller) to administer and grant awards under the Hills Bancorporation 2000 Stock Option and Incentive Plan (the "Incentive Stock Plan"). The Incentive Stock Committee held one meeting during 2002. All members of the Incentive Stock Committee attended that meeting. Directors are not compensated for meetings of the Incentive Stock Committee.

During 2002, options to purchase up to 636 shares of the Company's Common Stock (the "2002 Options") were granted to two officers, neither of which was an executive officer. The exercise price of the 2002 Options is $82.00 per share, and the 2002 Options vest in five years.

Board of Directors of Bank

The business and affairs of the Bank is managed directly by the Board of Directors of the Bank, the membership of which is identical to that of the Board of Directors of the Company. The Board of Directors of the Bank holds regular monthly meetings. In 2002, the Board of Directors of the Bank had twelve regular meetings and one special meeting. The Board of Directors of the Bank has established the Trust Committee, Audit Committee, Loan Committee and Employee Stock Ownership Plan ("ESOP") Committee as standing committees of the Board of Directors. Directors Gringer, Pacha and Stutsman serve on the Trust Committee; Directors Bywater, Gill, Hodge and Rhodes on the Audit Committee; Directors Bywater, Hodge, Oberman, Pacha, Stutsman, and Yoder on the Loan Committee; and Director Rhodes serves on the ESOP Committee. The three directors not appointed to the Loan Committee are invited to attend meetings of that committee and are compensated at the normal rate for each meeting attended. The Bank has established no standing executive, nominating or compensation committees of the Board of Directors or committees performing similar functions.

The Trust Committee is responsible for overseeing and annually reviewing the status of all trusts for which the Bank's Trust Department acts in a fiduciary capacity. The Trust Committee met twelve times during 2002. The Audit Committee held six meetings during 2002 and is responsible for coordinating the audit service with McGladrey & Pullen, LLP and addressing internal audit functions. The Board of Directors has adopted a written charter for the audit committee. The Loan Committee held twelve meetings during 2002 and is responsible for review and oversight of the loan activities of the Bank. The ESOP Committee, which is responsible for overseeing the ESOP in connection with which Hills Trust Department serves as trustee, had three meetings during 2002. During 2002, all of the directors of the Bank attended at least 75% of the total number of meetings of the Board of Directors and the committees to which each director was appointed.

Directors of the Bank who are not employees of the Bank (all directors but Mr. Seegmiller) receive a retainer of $5,000 per year and $300 for each meeting of the Board of Directors attended. Willis M. Bywater, the Chairman of the Board of the Bank, receives an additional $2,500 per year as a retainer fee. Directors of the Bank who are not employees of the Bank are compensated for serving on the various committees of the Bank's Board of Directors at the rate of $200 per meeting attended.

Audit Fees

The aggregate amount of fees billed for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the review of the financial statements included in the Company's Forms 10-Q filed with the Securities and Exchange Commission was $61,640.

All Other Fees

The aggregate amount of fees billed for non-audit services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. for the most recent fiscal year was $72,429 including consulting services, income tax services, attestation required pursuant to the Federal Deposit Insurance Corporation Improvement Act, and Information Systems Controls Review. There were no fees for Financial Information Systems Design and Implementation. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining the independence of McGladrey & Pullen, LLP.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

Set forth in the following table is certain information on each person who is known to the Board of Directors to be the beneficial owner as of March 13, 2003 of more than 5% of the Company's Common Stock, which is the only class of equity securities which the Company has outstanding.

                    Amount and Nature of Beneficial Ownership

                            Total Shares             Sole Voting          Shared Voting
Name and Address of         Beneficially           and Investment        and Investment            Percent of
Beneficial Owner                Owned                   Power                 Power                   Class
--------------------------------------------------------------------------------------------------------------
Hills Bank and Trust           147,172                    0                147,172 (1)                9.80%
  Company, as trustee
  of the Hills Bank
  and Trust Company
  Employee Stock
  Ownership Plan
  (the "ESOP")
  131 Main Street
  Hills, Iowa 52235

NOTE:

(1) Consists of shares of Company Common Stock allocated to the accounts of employees of the Bank eligible to participate in the ESOP. Employees are entitled to direct the trustee how to vote shares allocated to their accounts.

The following table sets forth certain information as of March 13, 2003 as to the number of shares of the Company's Common Stock beneficially owned by each director, nominee for director, executive officer and by the executive officers and directors as a group.

                    Amount and Nature of Beneficial Ownership

                                       Total Shares    Sole Voting     Shared Voting
                                       Beneficially   and Investment   and Investment   Percent of
         Name                             Owned           Power             Power        Class (3)
--------------------------------------------------------------------------------------------------
Directors
 Willis M. Bywater ...................    27,260         15,850           11,410          1.81%
 Thomas J. Gill, D.D.S ...............     2,304          2,304                0           .15%
 Donald H. Gringer ...................     2,928          2,928                0           .19%
 Michael E. Hodge ....................     1,206            306              900           .08%
 Richard W. Oberman ..................    15,504          4,524           10,980          1.03%
 Theodore H. Pacha ...................     2,904          2,904                0           .19%
 Ann Marie Rhodes ....................     2,055          2,055                0           .14%
 Dwight O. Seegmiller ................    40,867         39,667            1,200          2.73%
 Ronald E. Stutsman ..................    15,802          4,107           11,695          1.05%
 Sheldon E. Yoder ....................     2,693          2,693                0           .18%

Non-Director Executive Officers
 Thomas J. Cilek .....................    19,326         14,706            4,620          1.29%
 James G. Pratt ......................    23,410         18,490            4,920          1.56%
 All Directors and ...................   156,259        110,534           45,725         10.29%
   Executive Officers as a
   group (12 persons)

NOTES:

(1) This figure includes 2,055 shares subject to currently exercisable stock options granted in 1993 for six of the directors of the Company and 2,055 shares subject to currently exercisable stock options granted in 1997 to one director pursuant to the Hills Bancorporation 1993 Incentive Stock Plan. The exercise price of the options granted in 1993 is $25.34 per share. The exercise price of the options granted in 1997 is $40.00 per share. These options were granted in tandem with dividend equivalents. These options will expire on the earlier of April 19, 2003 or two years after the director's term of service on the Board of Directors of the Company ends.

                                       5

(2) This figure includes shares held by the ESOP which have been allocated to the executive officers for voting purposes. The following number of shares have been allocated under the ESOP to the executive officers for voting purposes: Mr. Seegmiller - 13,741; Mr. Cilek - 9,023; Mr. Pratt - 11,095; all executive officers as a group - 33,859. Also includes 2,394 shares subject to currently exercisable stock options granted in 1993 to Mr. Pratt, an executive officer of the Company.

(3) Includes, for each such person, shares that are deemed to be beneficially owned by such person (a) because such shares are subject to options currently exercisable by such person or (b) because such shares are held by the ESOP and have been allocated to such person with shared voting power, as noted in Notes 1 and 2.

                       EXECUTIVE COMPENSATION AND BENEFITS

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company and the Bank for the last three fiscal years with respect to Mr. Seegmiller, as President of the Company, and to the other two executive officers of the Company:

                                      Annual Compensation              Long Term Compensation
                                --------------------------------   ----------------------
                                                                             Awards
      Name and                                                     -----------------------
      Principal                                                              Securities             All Other
      Position                  Year   Salary ($)  Bonus ($) (1)   Underlying Options/SARS    Compensation ($) (2)
--------------------------------------------------------------------------------------------------------------------
Dwight O. Seegmiller .......    2002    275,400        9,540                   0                     42,902
  President of .............    2001    270,000       11,700                   0                     25,246
  Company and ..............    2000    206,428       54,843                   0                     51,819
  Banks

Thomas J. Cilek ............    2002    172,910            0                   0                     19,465
  Secretary of .............    2001    169,512            0                   0                     17,150
  Company; Senior ..........    2000    159,512       28,150                   0                     22,302
  Vice President
  of Bank

James G. Pratt .............    2002    208,658        2,866                   0                     23,421
  Treasurer of .............    2001    204,540        5,154                   0                     17,534
  Company; .................    2000    159,512       39,150                   0                     23,650
  Senior Vice
  President of Bank

Notes:

(1) Consists of additional cash compensation paid in lieu of contributions to the ESOP and the Hills Bank and Trust Company Profit Sharing Plan (the "Profit Sharing Plan") that could not be made by the Company because of Internal Revenue Code limits on such contributions.

(2) For each of the named executive officers, the figures shown consist partially of contributions in the following amounts made by the Bank to the ESOP and the Profit Sharing Plan for the specified year:


    Year        Dwight O. Seegmiller        Thomas J. Cilek       James G. Pratt
--------------------------------------------------------------------------------

    2002               $18,000                  $15,562               $18,000
    2001                15,300                   15,256                15,300
    2000                15,300                   15,300                15,300

The remaining portion of the figures shown consist of above-market returns on deferred compensation accrued during the specified year based on the change in the value of the Company's common stock.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-end Option /SAR Values

                                                         Number of Securities Underlying       Value of Unexercised
                         Shares                            Unexercised Options/SARS at     In-the Money Options/SARS at
                       Acquired on          Value                   FY-End(#)                       FY-End ($)
           Name       Exercise (#)     Realized ($)(1)   Exercisable/Unexercisable(2)(3)   Exercisable/Unexercisable (4)
------------------------------------------------------------------------------------------------------------------------
Dwight O. Seegmiller          0            $    0                    -0-/-0-                            -0-/-0-

Thomas J. Cilek           2,000           141,603                    -0-/-0-                            -0-/-0-

James G. Pratt                0                 0                  2,394/-0-                       $148,021/-0-

Notes:

(1) Value realized is the difference between the fair market value of the stock when the options were exercised and the option price of $26.17. Added to this value is an amount equal to the dividend equivalents paid on the option shares exercised which was $10.97 per share. Each participant paid ordinary income taxes rates on these non-qualified stock options for the value realized and the Company received an income tax deduction.

(2) Options were granted in tandem with dividend equivalents. Dividend equivalents entitle the holder of the option to receive, upon exercise of the option, a cash payment equal to the dividends paid with respect to the shares purchased from the date the option was granted through the date the option was exercised.

(3) All options granted were subject to a five-year vesting requirement and are now fully vested.

(4) These dollar values were calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the options at fiscal year-end. Options were granted at an exercise price equal to the then fair market value of the underlying stock which was determined by the Incentive Stock Committee of the Board of Directors to be equal to the then book value per share ($26.17) of the stock. The fair market value of stock as of December 31, 2002 is $88.00 per share. Since no established trading market exists for the Company's common stock the price of $88.00 is based on the last known selling price in December, 2002. The book value per share of the stock as of December 31, 2002 is $67.31 computed on the same method as the $26.17 book value used at the date the options were granted.

Employee Stock Ownership Plan

The Bank sponsors a tax-qualified income plan for the employees of the Bank known as the Hills Bank and Trust Company Employee Stock Ownership Plan (the "ESOP"). The ESOP is described in and operated in accordance with the provisions of the written plan document. The Bank is the trustee of the ESOP assets. The ESOP is a defined contribution plan designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits. The ESOP is designed and intended to invest primarily in Common Stock issued by the Company and, in so doing, to provide for employee participation in the equity ownership of the Company. The ESOP may also provide benefits in the event of death, disability or other termination of employment prior to retirement. Any benefits payable under the ESOP will be based solely upon the amounts contributed for the benefit of a participant and any changes in the value of those contributions while they are held in the ESOP. The total number of participants in the ESOP as of January 1, 2003, was 323.

Participating employees are entitled to direct the trustee of the ESOP how to vote the Common Stock of the Company held for their benefit and allocated to their accounts under the ESOP. The trustee of the ESOP will have voting discretion with regard to all other Common Stock of the Company owned by the ESOP, if any. All Common Stock of the Company owned by the ESOP has been allocated to participating employees.

Each calendar year the Bank contributes to the ESOP such amount as may be determined by the Board of Directors or as may be required to make any payments of principal and interest due on any loan made to the trustee of the ESOP. The ESOP does not require or allow contributions by participating employees. Distributions of benefits from the ESOP to plan participants or their beneficiaries can be made either in cash or in Common Stock of the Company. In recent years, distributions have been made partly in cash and partly in Common Stock of the Company. Subject to certain exceptions, contributions to the ESOP are fully vested after seven (7) years of service with the Bank.

The following table indicates the amount accrued pursuant to the ESOP for each named executive officer or group during 2002:

Name of Individual               Capacities in                   Amounts
or Number in Group                Which Served                   Accrued
--------------------------------------------------------------------------------

Dwight O. Seegmiller    Director and President of the             $ 2,000
                        Company; Director and President
                        of the Banks

Thomas J. Cilek         Secretary of the Company;                 $ 1,729
                        Senior Vice President of the Bank

James G. Pratt          Treasurer of the Company;                 $ 2,000
                        Senior Vice President of the Bank

All Executive Officers
  as a group (3 persons)                                          $ 5,729
All Other Participating
  Employees (320 persons)                                         $86,876

Profit Sharing Plan

The Bank is the trustee of the Hills Bank and Trust Company Profit Sharing Plan (the "Profit Sharing Plan"). The Profit Sharing Plan is operated in accordance with the provisions of the written plan document. Employees of the Bank are eligible to participate in the Profit Sharing Plan. The Profit Sharing Plan, like the ESOP, is designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits. The Profit Sharing Plan is a defined contribution plan and is invested in assets other than equity securities of the Company. Any benefits payable under the Profit Sharing Plan will be based solely upon the amounts contributed by the Bank for the benefit of a participant and any changes in the value of those contributions while they are held in the Profit Sharing Plan. The Profit Sharing Plan does not require or allow contributions by participating employees. Subject to certain exceptions, contributions to the Profit Sharing Plan are fully vested after seven (7) years of service with the Bank.

The following table indicates the amount accrued pursuant to the Profit Sharing Plan for each named executive officer or group during 2002:

 Name of Individual                          Capacities in               Amounts
 or Number in Group                          Which Served                Accrued
--------------------------------------------------------------------------------

Dwight O. Seegmiller             Director and President of the
                                 Company; Director and President
                                 of the Banks                           $ 16,000

Thomas J. Cilek                  Secretary of the Company;
                                 Senior Vice President of the Bank      $ 13,833

James G. Pratt                   Treasurer of the Company;
                                 Senior Vice President of the Bank      $ 16,000

All Executive Officers
  as a Group (3 persons)                                                $ 45,833
All Other Participating
  Employees (320 persons)                                               $695,007

Performance Graph

The performance graph omitted herein provides information regarding cumulative, five year shareholder returns on an indexed basis of the Company's Common Stock as compared with NASDAQ Market Index and the Regional-Southwest Banks Index prepared by Media General Financial Services of Richmond, Virginia. The latter index reflects the performance of thirty-nine bank holding companies operating principally in the Midwest as selected by Media General Financial Services. The indexes assume the investment of $100 on December 31, 1997 in Company Common Stock, the NASDAQ Index and the Regional-Southwest Banks Index, with all dividends reinvested.

The data points used in the omitted graphical presentation is as follows:

                             1997     1998     1999     2000     2001     2002
                            ----------------------------------------------------

Hills Bancorporation ...... $100.00  $123.84  $152.78  $171.53  $186.10  $203.95
Regional-Southwest Banks .. $100.00  $ 87.98  $ 79.23  $102.23  $108.14  $122.16
Nasdaq Market Index ....... $100.00  $141.04  $248.76  $156.35  $124.64  $ 86.94

Compensation Committee Interlocks and Insider Participation

Except as otherwise noted below, all compensation decisions affecting the executive officers of the Company and the Bank are made by the Board of Directors of the Bank, as the executive officers are employees of the Bank. The Board of Directors of the Bank has not established a compensation committee. Mr. Seegmiller, President of the Bank, serves on the Board of Directors of the Bank, but does not participate in deliberations or voting on decisions concerning compensation of executive officers. Although Mr. Seegmiller does make a recommendation to the Board of Directors regarding the compensation of Mr. Cilek and Mr. Pratt, no recommendation is made by Mr. Seegmiller regarding his own compensation. After making such recommendations, Mr. Seegmiller is excused from the meeting and the Board of Directors deliberates and votes upon the compensation to be paid to each of the three executive officers. Decisions regarding the award of stock options to the three executive officers pursuant to the Company's Incentive Stock Plan are made by an Incentive Stock Committee of the Board of Directors of the Company consisting of the nine non-employee directors (all directors but Mr. Seegmiller).

Willis M. Bywater, a member of the Board of Directors of the Bank and the Incentive Stock Committee, participated in deliberations concerning executive compensation matters during 2002. Under rules of the Securities and Exchange Commission, the Bank is required to disclose that it has had certain business relationships during 2002 with Economy Advertising Company, a commercial printing and specialty advertising firm. Mr. Bywater is an executive officer and principal shareholder of Economy Advertising Company. During 2002, the Bank paid the sum of $220,701 to Economy Advertising Company for commercial printing services and for the purchase of calendars and other specialty advertising items. The Bank contemplates that it will purchase a similar amount of goods and services from Economy Advertising Company during 2003. Such business relationships have been entered into in the ordinary course of business of the Bank and, in the opinion of management, the prices charged for the goods and services provided by Economy Advertising Company are at least as favorable to the Bank as prices generally charged by similar businesses in the area for such goods and services.

The Board of Directors of the Bank does not believe that the participation by Mr. Bywater in the deliberations concerning executive compensation has provided the executive officers of the Bank with more favorable compensation arrangements than would have been the case absent his participation in such deliberations.

                        REPORT ON EXECUTIVE COMPENSATION

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information in regard to the compensation and benefits provided to Dwight Seegmiller, as President of the Company and the Bank, and the other two executive officers of the Company and the Bank. The disclosure requirements for these three individuals (the "executive officers") include information set forth in various compensation tables contained in this Proxy Statement and a report explaining the rationale and matters considered in making fundamental executive compensation decisions affecting those individuals. Decisions regarding executive officer salaries, bonuses and contributions to the ESOP and, beginning in 1994, the Profit Sharing Plan are made by the Board of Directors of the Bank, with Mr. Seegmiller abstaining from deliberations and voting on such matters. Decisions regarding the grant of awards to executive officers pursuant to the Incentive Stock Plan are made by the Incentive Stock Committee of the Board of Directors of the Company, consisting of the nine non-employee directors (all directors but Mr. Seegmiller). In fulfillment of the disclosure requirements, the Board of Directors of the Bank and the Incentive Stock Committee of the Company have prepared the following report.

Compensation Policy

This report describes the current compensation policy as endorsed by the Board of Directors of the Bank and the Incentive Stock Committee and the resulting actions taken in arriving at 2002 compensation as reported in the various compensation tables. The executive compensation program of the Bank has been designed to:

o provide a pay for performance policy that differentiates compensation amounts based upon corporate and individual performance;

o provide compensation opportunities which are comparable to those offered by other Iowa-based financial institutions, thus allowing the Bank to compete for and retain talented executives who are essential to the long-term success of the Company and the Bank; and

o align the interest of the executive officers with the long-term interest of the Company's shareholders through the ownership of Company Common Stock.

The executive compensation program is comprised of salary, opportunities for annual cash bonuses, participation in the ESOP and opportunities for long-term incentives pursuant to awards granted under the Incentive Stock Plan and, beginning in 1994, participation in the Profit Sharing Plan. An executive officer's salary is based on a number of factors, including the Bank's performance as compared to internally established goals for the most recently ended fiscal year and to the performance of other Iowa-based financial institutions, the individual officer's level of responsibility within the Bank and comparisons to salaries paid to officers holding similar positions in other Iowa-based financial institutions. The award of an annual cash bonus is made in the discretion of the Board of Directors and not pursuant to any formal plan or formula. A bonus, if granted, is based on the individual performance of the executive officer and the achievement of financial performance goals of the Bank, as established in the Bank's annual budget and business plan. The Bank, as plan sponsor of the ESOP, makes an annual ESOP contribution which is allocated among all participating employees of the Bank, including the executive officers, based on their annual salaries. In 2002, the Bank, as sponsor of the Profit Sharing Plan, made a Profit Sharing Plan contribution which was allocated among all participating employees of the Bank, including the executive officers, based on their annual salaries. The amount of the ESOP contribution and the amount of the Profit Sharing Plan contribution are determined in the discretion of the Board of Directors and are based on the achievement of financial performance goals of the Bank as established in the Bank's annual budget and business plan. The Incentive Stock Committee uses the award of stock options to officers to align their interests with those of the shareholders; however, significant vesting periods are also used to encourage retention as employees. The amount of options granted is determined by reviewing the practices of other financial institutions based on information provided by an outside consultant to the Board of Directors.

In 1993, Section 162(m) of the Internal Revenue Code was amended to place limits on the deductibility of compensation in excess of $1 million paid to executive officers of publicly held companies. The Board of Directors of the Bank does not believe, however, that the amendment has had or will have any impact on the compensation policies followed by the Board.

President's Compensation

Mr. Seegmiller's base salary was increased to $275,400 for 2002 from $270,000 the prior year. The base salary reflected consideration of (i) an assessment of the Bank's performance during 2001 as compared to goals set in the Bank's annual budget and business plan for 2001, (ii) a comparison of the Bank's performance as compared with that of other Iowa-based financial institutions, and (iii) compensation data provided by comparative industry surveys. Each year, management of the Bank prepares, and the Board of Directors approves, an annual budget and business plan containing financial performance goals measured primarily in terms of earnings per share, asset quality, return on assets and return on stockholders' equity. In setting Mr. Seegmiller's salary for 2002, the Board reviewed the goals established for 2001 and determined that such goals had been achieved by the Bank. The Board also reviewed the Bank's performance as compared to that of other Iowa-based financial institutions of similar asset size. Compensation data for other Iowa-based financial institutions of similar asset size is also provided through surveys independently prepared by the Iowa Bankers Association. The survey reviewed by the Board in setting Mr. Seegmiller's 2002 salary contained information on salaries paid during 2001 to the chief executive officers of 13 Iowa-based banks with deposits in excess of $225 million. While the foregoing factors are not specifically weighted in the decision-making process, primary emphasis is placed on the Bank's performance during the previous year as compared to the internally-established goals. Review of comparable compensation data is used primarily as a check to ensure that the salary established is within the range of salaries paid to other chief executive officers of Iowa-based financial institutions. Although the Board reviewed a number of objective factors as described above in setting Mr. Seegmiller's salary for 2002, the amount was based on a subjective determination by the Board.

Mr. Seegmiller was awarded no cash bonus in 2002. Mr. Seegmiller received additional compensation that represents the contributions, which the Bank did not make due to limitations under statutory and administrative rules, to the ESOP and the Profit Sharing Plan.

A contribution of $18,000 was made to Mr. Seegmiller's ESOP and Profit Sharing Plan accounts during 2002. The size of the contribution (as limited by the Internal Revenue Code) was determined as a function of Mr. Seegmiller's 2002 salary and the size of the contribution made by the Bank, as plan sponsor, to the ESOP and Profit Sharing Plan for the benefit of all employees of the Bank eligible to participate in the ESOP and Profit Sharing Plan. For 2002, the ESOP and Profit Sharing Plan contributions made by the Bank amounted to 9% of the aggregate salaries paid to all Bank's employees eligible to participate in the plans. The size of the ESOP and Profit Sharing Plan contributions are determined by the Board of Directors in its discretion based on its assessment of whether the Bank achieved the goals established in the annual budget and business plan for 2002. Once the size of the ESOP and Profit Sharing Plan contributions were determined, such contributions were allocated among the ESOP and Profit Sharing Plan accounts of all eligible employees of the Bank, including Mr. Seegmiller, based on their annual salaries for 2002.

Compensation for Other Executive Officers

Effective January 1, 2002, the Board of Directors increased the base salaries of the two other executives, Mr. Cilek and Mr. Pratt, to $172,910 and $208,658 respectively. No cash bonuses were awarded in 2002. The salaries were based on the same considerations as the compensation decisions for the President of the Bank and those considerations described under the Compensation Policy. Additionally, contributions were made to the ESOPaccounts and the Profit Sharing Plan accounts of the other two executive officers, the size of which were determined in accordance with the same procedure as used for all employees of the Bank.

                                 BOARD OF DIRECTORS
                                 HILLS BANK AND TRUST COMPANY

                                 Incentive Stock Committee
                                 Hills Bancorporation

                                 Willis M. Bywater          Theodore H. Pacha
                                 Thomas J. Gill, D.D.S.     Ann Marie Rhodes
                                 Donald H. Gringer          Ronald E. Stutsman
                                 Michael E. Hodge           Sheldon E. Yoder
                                 Richard W. Oberman

LOANS TO AND CERTAIN OTHER TRANSACTIONS WITH

                        EXECUTIVE OFFICERS AND DIRECTORS

Certain of the officers and directors of the Company, their associates or members of their families, were customers of, and have had transactions with, the Bank from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Bank, such loan transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

During the past year, the Bank and the Company have maintained business relationships with certain companies partially owned or operated by members of the Board of Directors of the Company through the purchase of varying amounts of goods and services from such companies. All such business relationships have been entered into in the ordinary course of business of the Bank and the Company and, in the opinion of management, the prices charged for such goods and services have been at least as favorable to the Bank and the Company as prices generally charged by similar businesses in the area for such goods and services. Management of the Company anticipates that the Bank and the Company will continue to maintain such business relationships on a similar basis to the extent that such goods and services are required by the Bank and the Company in the future.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

McGladrey & Pullen, LLP, Certified Public Accountants, provided auditing services to the Company during the Company's fiscal year ended December 31, 2002. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and he is also expected to be available to respond to appropriate questions.

The Board of Directors of the Company has not selected a principal accountant to provide auditing services for the Company in 2003. The audit committee is in the process of reviewing whether McGladrey and Pullen, LLP's provision of auditing and non-audit services will be compatible with maintaining the independence of McGladrey and Pullen, LLP. Depending on the results of this review, the Board of Directors may select a different accountant to provide auditing services for the Company in 2003. As of the date of this report, no requests for proposals for audit services have been solicited.

The report of the Audit Committee that follows shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

                             Audit Committee Report

March 11, 2003

To the Board of Directors:

The Audit Committee consists of the following members of the Board of Directors:
Willis M. Bywater, Thomas J. Gill, Michael E. Hodge, and Ann Marie Rhodes. Each of the members of the Audit Committee is independent as defined under the rules of the NASDAQ Stock Market.

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2002.

We have discussed with the independent auditors, McGladrey & Pullen, L.L.P., the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Auditing Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have  received  and  reviewed  the  written  disclosures  and the letter from
McGladrey & Pullen, L.L.P., required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standard Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                 Audit Committee

                                Willis M. Bywater
                                 Thomas J. Gill
                                Michael E. Hodge
                                Ann Marie Rhodes

                            PROPOSALS BY SHAREHOLDERS

Shareholder proposals intended to be presented at the Annual Meeting of Shareholders to be held in 2004 must be received by the Company no later than December 5, 2003 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proposals should be submitted to the Company at its principal executive offices at 131 Main Street, Hills, Iowa 52235.

                        AVAILABILITY OF FORM 10-K REPORT

Copies of the Company's Annual Report to the Securities and Exchange Commission (Form 10-K) including the financial statements and schedules thereto for the fiscal year of the Company ended December 31, 2002, will be mailed when available without charge (except for exhibits) to a holder of shares of the Common Stock of the Company upon written request to James G. Pratt, Treasurer, Hills Bancorporation, 131 Main Street, Hills, Iowa 52235.

                                  OTHER MATTERS

Management of the Company knows of no other matters which will be presented for consideration at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement, and management does not intend itself to present any such other business. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The proxy will also have the power to vote for the adjournment of the meeting from time to time.

A copy of the Annual Report of the Company for the year ended December 31, 2002, is mailed to shareholders together with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

                       By Order of the Board of Directors

                       Dwight O. Seegmiller
                       President

March 24, 2003
Hills, Iowa